Exhibit (h)(5)

OFS CREDIT COMPANY, INC.
Common Stock (Par Value $0.001 Per Share)
AMENDMENT NO. 3 TO
EQUITY DISTRIBUTION AGREEMENT
This Amendment No. 3, dated June 8, 2021 (the “Amendment”), is to the Equity Distribution Agreement, dated January 24, 2020, by and among OFS Credit Company, Inc., a Delaware corporation (the “Company”), OFS Capital Management, LLC, a Delaware limited liability company (the “Advisor”), and OFS Capital Services, LLC, a Delaware limited liability company (the “Administrator” and, together with the Company and the Advisor, the “OFS Entities”), on the one hand, and Ladenburg Thalmann & Co. Inc. (the “Placement Agent”) on the other hand, as amended by Amendment No. 1 thereto, dated March 16, 2021, and Amendment No. 2 thereto, dated April 22, 2021 (the “Equity Distribution Agreement”).
 WHEREAS, the OFS Entities and the Placement Agent have entered into the Equity Distribution Agreement pursuant to which from time to time during the term of the Equity Distribution Agreement, on the terms and subject to the conditions set forth therein, the Company may issue and sell through the Placement Agent, acting as agent and/or principal, shares of the Company’s common stock, $0.001 par value per share (the “Shares”), having an aggregate offering price of up to $50,000,000; and
  WHEREAS, the OFS Entities and the Placement Agent desire to amend certain provisions of the Equity Distribution Agreement;
NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment, intending to be legally bound, hereby amend the Equity Distribution Agreement and agree as follows:
Amendment of Preamble. The second paragraph of the preamble to the Equity Distribution Agreement is replaced in its entirety with the following:
The Company has prepared and filed with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), the rules and regulations of the Commission thereunder (the “Securities Act Regulations”) and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “1940 Act”) a registration statement on Form N-2, listed on Schedule 1 hereto, relating to the Shares. The registration statement as amended, including the exhibits and schedules thereto, at the time it became effective, including the information, if any, deemed to be part of the registration statement at the time of its effectiveness pursuant to Rule 430B of the Securities Act Regulations and all documents incorporated or deemed to be incorporated therein by reference is hereinafter referred to as the “Registration Statement.” The base prospectus included in the Registration Statement

(including the information if any, deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430B under the Securities Act Regulations), in the form in which it was distributed, is hereinafter referred to as the “Base Prospectus.” The prospectus supplement to be filed with the Commission pursuant to Rule 424 of the Securities Act Regulations and all documents incorporated or deemed to be incorporated therein by reference and to be used to confirm sales is hereinafter referred to, together with the Base Prospectus, as the “Prospectus.” If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) of the Securities Act Regulations (a “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. The Company may amend Schedule 1 from time to time by providing notice to the Placement Agent pursuant to Section 14.
Waivers for Amendment; Consent. Each of the OFS Entities and the Placement Agent by the execution of this Amendment, hereby consent to the amendments, modifications and supplements to the Equity Distribution Agreement contemplated herein.
No Other Amendments. Except for Amendment No. 1, dated March 16, 2021, and Amendment No. 2, dated April 22, 2021, and as set forth above, no other amendments to the Equity Distribution Agreement are intended by the parties hereto, are made, or shall be deemed to be made, pursuant to this Amendment, and all provisions of the Equity Distribution Agreement, including all Exhibits thereto, unaffected by this Amendment shall remain in full force and effect.
Governing Law; Headings. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Equity Distribution Agreement.
Counterparts and Electronic Signatures. This Amendment may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. An electronic or facsimile signature shall constitute an original signature for all purposes.

[Remainder of Page Intentionally Left Blank]

    IN WITNESS WHEREOF, the parties have caused this Amendment No. 3 to Equity Distribution Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

Very truly yours,

OFS CREDIT COMPANY, INC.

By:	/s/ Jeffrey A. Cerny
Name: Jeffrey A. Cerny
Title: Chief Financial Officer

OFS CAPITAL MANAGEMENT, LLC

By:	/s/ Jeffrey A. Cerny
Name: Jeffrey A. Cerny
Title: Senior Managing Director

OFS CAPITAL SERVICES, LLC

By:	/s/ Jeffrey A. Cerny
Name: Jeffrey A. Cerny
Title: Senior Managing Director

    [Signature Page to Amendment No. 3 to Equity Distribution Agreement]

Accepted and agreed to as of the date first above written:

Ladenburg Thalmann & Co. Inc.

By:	/s/ Steven Kaplan
Name: Steven Kaplan
Title: Head of Capital Markets
[Signature Page to Amendment No. 3 to Equity Distribution Agreement]